Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CONNAUGHT CAPITAL, INC.", CHANGING ITS NAME FROM "CONNAUGHT CAPITAL, INC." TO "EXCHANGEBLVD.COM, INC.", FILED IN THIS OFFICE ON THE SEVENTH DAY OF NOVEMBER, A.D. 2005, AT 2:06 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

2758755 8100

050907532

AUTHENTICATION: 4279584

DATE: 11-07-05

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:11 PM 11/07/2005
FILED 02:06 PM 11/07/2005
SRV 050907532 - 2758755 FILE

CONNAUGHT CAPITAL, INC.
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION

Connaught Capital, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1st: That by unanimous written consent of the Board of Directors of Connaught Capital, Inc., resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and proposing approval by the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendment are as follows:

> RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the FIRST article thereof so that, as amended, said Article shall read as set forth below:
>
> FIRST: The name of this corporation shall be: ExchangeBlvd.com, Inc.
>
> RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Fourth article thereof so that, as amended, said Articles shall read as follows:
>
> FOURTH: The total number of shares of stock which this corporation is authorized to issue is: Fifty Million Fifty Thousand (50,050,000) shares of which Fifty Million (50,000,000) shares with a par value of $.001 each, amounting to Fifty Thousand Dollars ($50,000.00), are Common stock and Fifty Thousand (50,000) Shares with a par value of $.001 each, amounting to Fifty Dollars ($50.00), are Preferred stock. The shares of Preferred stock shall be issued in such series and with such rights, designations and preferences as determined by the Board of Directors of the corporation.
>
> RESOLVED, That the Corporation shall effectuate a 1 for 2 reverse stock split effective as of November 7, 2005 reducing the common shares outstanding at the close of business on November 6, 2005, from 3,100,000 shares to 1,550,000 shares, but not reducing the authorized shares of common stock.

2nd: That thereafter, pursuant to resolutions of its Board of Directors, a written approval of these matters by majority consent of the stockholders of said Corporation was duly received in accordance with the General Corporation law of the State of Delaware, by which consent the necessary number of shares as required by statute were voted in favor of the amendment.

3rd: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, and the necessary number of shares as required by statute were voted in favor of the amendment.

IN WITNESS WHEREOF, said Connaught Capital, Inc., has caused this certificate to be signed by Jody St. Clair, its President and its Secretary-Treasurer, this 7th day of November, 2005.

By: Jody St. Clair

Jody St. Clair, President and Secretary - Treasurer

C:\TGK\Connaught Capital\CERTAMN.1ConnCapl.doc

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/12/1997
193420 - 2758755

CERTIFICATE OF CORRECTION

OF

CERTIFICATE OF INCORPORATION

OF

CONNAUGHT CAPITAL, INC.

(Pursuant to Section 103 (f) of the General Corporation Law of the State of Delaware)

I, the undersigned, being the sole incorporator of CONNAUGHT CAPITAL, INC., do hereby certify that the Certificate of Incorporation filed on June 5, 1997 contained an inaccurate record.

ARTICLE FOURTH provided the following:

FOURTH: The total number of shares of stock which this corporation is authorized to issue is: Twenty-five Million (25,000,000) shares with a par value of $.001 per share, amounting to Twenty-five Thousand Dollars ($25,000.00).

ARTICLE FOURTH should read as follows:

FOURTH: The total number of shares of stock which this corporation is authorized to issue is: Twenty-five Million Fifty Thousand (25,050,000) shares of which Twenty-five Million (25,000,000) shares with a par value of $.001 each, amounting to Twenty-five Thousand Dollars ($25,000.00), are Common stock and Fifty Thousand (50,000) shares with a par value of $.001 each, amounting to Fifty Dollars ($50.00), are Preferred stock. The shares of Preferred stock shall be issued in such series and with such rights, designations and preferences as determined by the Board of Directors of the corporation.

I have duly executed this Certificate of Correction of Certificate of Incorporation this eleventh day of June, A.D. 1997.

Jodi Taylor

Jodi Taylor
Incorporator

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF "CONNAUGHT CAPITAL, INC.", FILED IN THIS OFFICE ON THE TWELFTH DAY OF JUNE, A.D. 1997, AT 9 O'CLOCK A.M.

A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

Edward J. Freel, Secretary of State

2758755 8100
971193420

AUTHENTICATION: 8514975

DATE: 06-17-97

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "CONNAUGHT CAPITAL, INC.", FILED IN THIS OFFICE ON THE FIFTH DAY OF JUNE, A.D. 1997, AT 9 O'CLOCK A.M.

A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

Edward J. Freel, Secretary of State

2758755 8100

971183628

AUTHENTICATION: 8499144

DATE: 06-06-97

CERTIFICATE OF INCORPORATION

OF

CONNAUGHT CAPITAL, INC.

FIRST. The name of this corporation shall be:

CONNAUGHT CAPITAL, INC.

SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

THIRD. The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

Twenty-Five Million (25,000,000) shares with a par value of ($0.001) per share, amounting to Twenty-Five Thousand Dollars ($25,000).

FIFTH. The name and address of the incorporator is as follows:

Jodi Taylor
Corporation Service Company
1013 Centre Road
Wilmington, DE 19805

SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this fifth day of June, A.D., 1997.

Jodi Taylor
Jodi Taylor
Incorporator